Exhibit 32.1

Certification of the Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Luis Ignacio Solorzano Aizpuru, Chief Executive Officer and Director of Acamar Partners Acquisition Corp. (the “Company”), in compliance with Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of my knowledge, the Company’s Annual Report on Form 10-K for the period ended December 31, 2019 (the “Report”) filed with the Securities and Exchange Commission:

Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Luis Ignacio Solorzano Aizpuru
Luis Ignacio Solorzano Aizpuru
Chief Executive Officer
(Principal Executive Officer)
March 27, 2020

A signed copy of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.